UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 3, 2003 (September 2, 2003)
(Date of Report (Date of Earliest Event Reported))

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)	10019 (Zip Code)

(212) 413-1800 (Registrant's telephone number, including area code)

None (Former name, former address and former fiscal year, if applicable)

Item 5.    Other Events

        EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

        On September 2, 2003, we announced that our Board of Directors has authorized our share repurchase program to be increased by $500 million plus proceeds from the exercise of stock options. A copy of the press release announcing such increase in our share repurchase program is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

        On September 2, 2003, we announced that Virginia Wilson, formerly Senior Vice President and Controller for MetLife, Inc., New York, has joined Cendant as Executive Vice President and Chief Accounting Officer. We also announced that Tobia Ippolito, previously Cendant’s Chief Accounting Officer, has been named Chief Financial Officer of Cendant Car Rental Group. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Item 7.    Exhibits

        See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
	By:	/s/ ERIC J. BOCK Eric J. Bock Executive Vice President -- Law and Corporate Secretary

Date: September 3, 2003

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated September 3, 2003 (September 2, 2003)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Cendant Corporation on September 2, 2003, announcing an increase in its share repurchase program.
99.2
Press Release issued by Cendant Corporation on September 2, 2003, announcing the appointment of Virginia Wilson as Chief Accounting Officer of Cendant and Tobia Ippolito as Chief Financial Officer of Cendant Car Rental Group.